UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2012

T. Rowe Price Group, Inc.

(Exact name of registrant as specified in its charter)

Maryland	033-07012-99	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of our stockholders was held on April 17, 2012. The proxy statement and solicitation pertaining to this meeting were previously filed with the Commission on March 8, 2012. Shares eligible to vote were 253,709,308 at the record date of February 17, 2012.

The tabulation of votes for each proposal voted on by stockholders was as follows:

Proposal 1: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Vote
Edward C. Bernard	201,622,180	920,841	127,769	25,134,295
James T. Brady	197,795,493	4,741,324	133,973	25,134,295
J. Alfred Broaddus, Jr.	198,168,041	4,371,457	131,292	25,134,295
Donald B. Hebb, Jr.	197,768,720	4,766,672	135,398	25,134,295
James A.C. Kennedy	200,479,469	844,527	1,346,794	25,134,295
Robert F. MacLellan	198,464,786	4,071,296	134,708	25,134,295
Brian C. Rogers	201,600,068	946,900	123,822	25,134,295
Dr. Alfred Sommer	199,111,146	3,351,461	208,183	25,134,295
Dwight S. Taylor	198,155,968	4,358,954	155,868	25,134,295
Anne Marie Whittemore	198,641,186	3,904,831	124,773	25,134,295

Proposal 2: Advisory Vote on the Compensation Paid to our Named Executive Officers.

For	Against	Abstain	Broker Non-Vote
196,339,249	4,855,619	1,475,411	25,134,806

Proposal 3: Approval of 2012 Long-Term Incentive Plan.

For	Against	Abstain	Broker Non-Vote
163,055,951	38,510,849	1,100,465	25,137,820

Proposal 4: Ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for 2012.

For	Against	Abstain	Broker Non-Vote
222,196,687	5,396,592	211,731	75

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T. Rowe Price Group, Inc.

By:	/s/ Kenneth V. Moreland
Kenneth V. Moreland
Vice President, Chief Financial Officer and Treasurer

Date: April 19, 2012